Exhibit 10.6

                              EMPLOYMENT AGREEMENT

                THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of March 1, 2007, by and among Rodman & Renshaw Holding, LLC, a Delaware limited liability company ("Holding") and Rodman & Renshaw, LLC, a Delaware limited liability company ("R&R"), each having its principal place of business at 1270 Avenue of the Americas, New York, NY 10017, and John J. Borer, III, with a principal place of business c/o 1270 Avenue of the Americas, New York, NY 10017 (the "EXECUTIVE").

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

                WHEREAS, the Executive is currently employed by R&R as its Chief Executive Officer and serves as a member of the board of directors (the "BOARD") of each of R&R and Holding;

                WHEREAS,   R&R  and  Holding   (collectively   the   "COMPANY"),
recognizing the unique skills and abilities of the Executive, wishes to insure that the Executive will continue to be employed by the Company; and

                WHEREAS, the Executive desires to continue in the employment of the Company as Senior Managing Director of R&R and as a member of the Board of each of R&R and Holding; and

                WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

                1. EMPLOYMENT AND DUTIES. The Company hereby employs the Executive as Senior Managing Director of R&R and a senior executive of Holding on the terms and conditions provided in this Agreement, and the Executive agrees to accept such employment, subject to the terms and conditions of this Agreement. In addition, the Executive serves and shall continue to serve as a member of the Board of each of R&R and Holding. The Executive shall perform the duties and responsibilities as are customary for the Senior Managing Director of an investment bank, and shall perform such other duties and responsibilities as are reasonably determined from time to time by the Board. The Executive shall report to and be supervised by the Board. The Executive shall be based at the Company's offices in New York City, New York or such other place, within a twenty-five (25) mile radius of the Company's offices in New York City on the date of this Agreement, as may be agreed upon by the Executive with the Company, and, except for business travel incident to his employment under this Agreement, the Company agrees the Executive shall not be required to relocate. The Executive agrees to devote substantially all his attention and time during normal business hours to the business and affairs of the Company and to use his reasonable best efforts to perform faithfully and efficiently the duties and responsibilities of his positions and to accomplish the goals and objectives of the Company as may be established by the Board. Notwithstanding the foregoing, the Executive may engage in the following activities (and shall be entitled to retain all economic benefits thereof including fees paid in connection therewith) as long as (x) they do not interfere in any material respect with the performance of the Executive's duties and responsibilities hereunder, and (y) with respect to (A) service on the board of directors of a corporation or other business or (B) any activity described in clause (ii) below, such activity is pre-approved by the Board of Holding: (i) serve on corporate, civic, religious, educational and/or charitable boards or committees, provided that the Executive shall not serve on any board or committee of any corporation or other business which competes with the "Business" (as defined in Section 10(a) below); (ii) deliver lectures, fulfill speaking engagements, or teach on a part-time basis at educational institutions; and (iii) make investments in businesses or enterprises and manage his personal investments; provided that with respect to such activities Executive shall comply with any business conduct and ethics policy applicable to employees of the Company.

                2. TERM. The term of this Agreement shall commence on March 1, 2007 (the "COMMENCEMENT DATE"), and shall terminate on February 28, 2010, unless extended or earlier terminated in accordance with the terms of this Agreement (the "TERMINATION DATE"). Such term of employment is herein sometimes referred to as the "EMPLOYMENT TERM". The Employment Term shall be extended for successive one year periods unless either party notifies the other in writing at least 90 days before the Termination Date, or any anniversary of the Termination Date, as the case may be, that he or it chooses not to extend the Employment Term.

                3.      COMPENSATION.   As   compensation   for  performing  the
services required by this Agreement, and during the term of this Agreement, the Executive shall be compensated as follows:

                        (a) BASE COMPENSATION. The Company shall pay to the Executive an annual salary ("BASE COMPENSATION") of One Hundred Fifty Thousand Dollars ($150,000), payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local income and employment related taxes. The Executive shall be entitled to such increases in Base Compensation with respect to each calendar year during the term of this Agreement as shall be determined by the Company's

Compensation Committee (the "COMMITTEE"), in its sole and absolute discretion, based on an annual review of the Executive's performance. The Committee shall be appointed by the Board of Holding and the members of the Committee may include, but are not required to be members of such Board. From and after the date on which the equity interests of Holding (or such equity securities into which the equity interests have been converted or exchanged) are traded, listed or quoted, as the case may be, on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market, the Over the Counter Bulletin Board or the AIM Stock Exchange (each a "PUBLIC MARKET"), a majority of the Committee shall be comprised of individuals who are not current or former employees of the Company or its subsidiaries. If no Committee is appointed, the Board of Holding shall have the duties and authority of the Committee as referred to herein.

                        (b)     INCENTIVE  COMPENSATION.  In  addition  to  Base
Compensation, the Executive shall participate, for the duration of his employment under this Agreement, in the Bonus Plan described on Exhibit A hereto ("INCENTIVE COMPENSATION"). For purposes of this Agreement, the Executive's "Pro Rata Share" of Incentive Compensation for any fiscal year of the Company in which the employment of the Executive terminates shall be the product of (i) an amount equal to his Incentive Compensation if he had been employed by the Company for the entire year (which shall be not less than the product of the aggregate Incentive Compensation paid under the Bonus Plan for the year of termination of employment, multiplied by the Executive's percentage share of the aggregate amount paid under the Plan for the immediately preceding year) multiplied by (ii) a fraction the numerator of which shall be the number of days in the portion of the year ending with the date of termination of employment and the denominator of which shall be the number of days in such fiscal year.

                4.      EMPLOYEE BENEFITS; LIFE INSURANCE.

                        (a) During the Employment Term and subject to the limitations set forth in this Section 4, the Executive and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), in each case according to the terms of such plan or program, on terms no less favorable than the most favorable terms granted to senior executives of the Company.

                        (b) LIFE INSURANCE. The Executive hereby consents to the purchase by the Company of one or more "key man" life insurance policies on the life or lives of the Executive and/or the other Principals (as defined on Exhibit A) in an aggregate amount not to exceed $5 million of death benefit per Principal, with such policies to be owned by the Company and the death benefits being payable solely to the Company. The Executive shall have no interest in any such life insurance policy. Upon termination of the Executive's employment by the Company for any reason, and except as the Executive and the Company may otherwise agree, such insurance policy or policies shall be promptly terminated insofar as they relate to the Executive; provided, however, that the Executive shall have the right, upon notice to the Company within 30 days of the date of termination of employment, to purchase the policy or policies relating to him (if transferable by the Company) for an amount equal to their cash value (if any) plus prepaid premiums.

                5. VACATION AND LEAVES OF ABSENCE. The Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executive officers of the Company, but in no event less than twenty (20) days during each twelve (12) month period, beginning on the Commencement Date of this Agreement. Any vacation days that are not taken in a given twelve (12) month period shall not accrue or carry-over from year to year except as may otherwise be agreed by the Company and the Executive. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Executive within ten (10) days of such termination based on his annual rate of Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Company in its sole and absolute discretion may determine, and the Executive shall be entitled to the same sick leave and holidays as is provided to other senior executives of the Company.

                6.      EXPENSES.

                        The Executive shall be promptly reimbursed for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder, subject to the provision of copies of receipts and such other substantiation as may reasonably be requested by the Company.

                7.      INDEMNIFICATION.

                        (a) GENERAL. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he is or was a director or officer of the Company, is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged to be action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall, except as otherwise provided below, be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (in accordance with the certificate of incorporation bylaws, and/or other governing documents of the Company), as the same exists or may hereafter be amended, against all Expenses (as defined below) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing, the Company shall not be required to indemnify or hold harmless the Executive with respect to Expenses in connection with any Proceeding which is the result of Executive's willful misconduct or gross negligence.

                        (b) EXPENSES. As used in this Agreement, the term "EXPENSES" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

                        (c) ENFORCEMENT. If a claim or request under this Agreement is not paid by the Company, or on their behalf, within fifteen days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall also be entitled to be paid the expenses of prosecuting such suit. The burden of proving that the Executive is not entitled to indemnification for any reason shall be upon the Company.

                        (d) SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive.

                        (e) PARTIAL INDEMNIFICATION. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

                        (f) ADVANCES OF EXPENSES. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses.

                        (g) NOTICE OF CLAIM. The Executive shall give to the Company notice of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such times and places as are convenient for the Executive.

                        (h) DEFENSE OF CLAIM. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof: (i) the Company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Executive shall have reasonably concluded that there may be a conflict of interest between the Company and the

Executive in the conduct of the defense of such action.

                                The Company shall not be liable to indemnify the
Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without Executive's written consent. Neither the Company nor the Executive shall unreasonably withhold or delay their consent to any proposed settlement.

                        (i) NON-EXCLUSIVITY. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation, by-laws, or other governing documents of the Company, agreement, vote of stockholders, members or disinterested directors or otherwise.

                        (j) DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company agrees to use reasonable efforts to maintain one or more directors and officers liability insurance policies (collectively, the "POLICY") in a reasonable and adequate amount determined by the Board of Holding that provides coverage of at least $1,000,000, with the Executive included as a named insured or as member of a group or class within the definition of a named insured in the Policy.

                8.      TERMINATION AND TERMINATION BENEFITS.

                        (a)     TERMINATION BY THE COMPANY.

                                (i)     FOR CAUSE. Notwithstanding any provision
contained herein, the Company may terminate this Agreement at any time during the Employment Term for "Cause". For purposes of this subsection 8(a)(i), "CAUSE" shall mean (1) the continuing willful failure by the Executive to substantially perform his duties hereunder for any reason other than total or partial incapacity due to physical or mental illness, (2) intentional misconduct on the part of the Executive in the performance of his duties hereunder that causes material harm to the Company,
(3) failure to maintain any license or registration required to be maintained by the rules and regulations of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, or any other federal or state regulatory agency having jurisdiction over the business conduct of the Executive as an employee of the Company; or (4) conviction of a felony, or of a misdemeanor involving moral turpitude, that in either case causes material harm to the Company. Termination pursuant to this subsection 8(a)(i) shall be effective immediately upon giving the Executive written notice thereof stating the reason or reasons therefor with respect to clause (4) above, and thirty (30) days after written notice thereof from the Company to the Executive specifying the acts or omissions constituting the failure and requesting that they be remedied with respect to clauses (1), (2) and (3) above, but only if the Executive has not cured such failure within such thirty (30) day period. In the event of a termination pursuant to this subsection 8(a)(i), the Executive shall be entitled to payment of his Base Compensation as computed through the date of termination, and any unpaid Incentive Compensation for periods ended prior to the date of termination, and the benefits pursuant to Section 4(a) hereof up to the effective date of such termination. It is the intention and agreement of the Company that Executive shall not be deprived by reason of termination for Cause of any payments, options or benefits which have been vested or have been earned or to which Executive is entitled as of the effective date of such termination.

                                (ii)    DISABILITY.  If due to illness, physical
or mental disability, or other incapacity, the Executive shall fail, for a total of any six (6) consecutive months

("DISABILITY"), to substantially perform the principal duties required by this Agreement, the Company may terminate this Agreement upon thirty (30) days' written notice to the Executive. In such event, the Executive shall be (1) paid his Base Compensation until the Termination Date and his Pro Rata Share of any Incentive Compensation to which he would have been entitled for the fiscal year in which such termination occurs, and (2) provided with employee benefits pursuant to Section 4(a), to the extent available, for 12 months following the date of such termination; PROVIDED, HOWEVER, that any compensation to be paid to the Executive pursuant to this subsection 8(a)(ii) shall be offset against any payments received by the Executive pursuant to any policy of disability insurance the premiums of which are paid for by the Company.

                        (b)     TERMINATION BY THE EMPLOYEE.

                                (i)     TERMINATION WITHOUT CAUSE OR TERMINATION
FOR GOOD REASON. The Company may terminate the Executive's employment hereunder without Cause and the Executive may terminate his employment hereunder for "Good Reason" (as defined below). If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be paid: (i) his Base Compensation at the rate in effect at the time of termination, through the date of such termination of employment (the "Termination Date"); (ii) his Pro Rata Share of any Incentive Compensation to which he would have been entitled for the year in which such termination occurs;
(iii) a lump sum payment equal to the product of twelve (12) times the "Monthly Salary Amount" as defined below; (iv) any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) and any accrued vacation pay; (v) continuation, for the remainder of the scheduled Employment Term (or, if longer, for the one-year period ending on the first anniversary of the Termination Date), of the health and welfare benefits of the Executive and any long-term disability insurance generally provided to senior executives of the Company in accordance with Section 4(a) of this Agreement (or the Company shall provide the economic equivalent thereof); provided, however, if the Executive obtains new employment and such employment makes the Executive eligible for health and welfare or long-term disability benefits which are equal to or greater in scope then the benefits then being offered by the Company, then the Company shall no longer be required to provide such benefits to the Executive; and (vi) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company.

                                As used herein,  "MONTHLY  SALARY  AMOUNT" shall
mean an  amount  equal to  one-twelfth  of the sum of (y) the  Executive's  then current annual Base Salary plus (z) the average of the annual Incentive Compensation paid to the Executive for the full fiscal year periods immediately preceding the Termination Date, commencing with the fiscal year period ended December 31, 2006 (for which period the Executive received Incentive Compensation equal to $1,919,310.00).

                                As used herein, "GOOD REASON" means and shall be
deemed to exist if, without the prior express  written consent of the Executive,
(a) the Company breaches this Agreement in any material respect; (b) the Company fails to obtain the full assumption of this Agreement by a solvent successor;
(c) the Company fails to use its reasonable best efforts to maintain, or cause to be maintained directors and officers liability insurance coverage providing for liability coverage of not less than $1,000,000, with the Executive as a named insured or a member of a group or class which is a named insured; (d) the Company purports to terminate the Executive's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement, or (e) a Change in Control shall have occurred within twelve months prior to the termination of the employment of Executive; provided, however, that with respect to items (a) through (c) above, within thirty (30) days of written notice of termination by the Executive, the Company has not cured such failure or breach.

                                For  purposes  of this  Agreement,  a "CHANGE OF
CONTROL" shall mean any of the following, as effected through one transaction or a series of related transactions: (1) any merger by, or other combination of the Company into another corporation or business entity which results in the other holders of equity interests or of the Company immediately prior to such transaction owning less than fifty (50%) percent of the surviving corporation or other business entity; (2) any acquisition (by purchase, lease or otherwise) of 50% or more of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Common Stock of the Company or any securities having voting rights that the Company may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options, warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board of the Company, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to thirty-five (35%) percent or more of the combined voting power of the

Company's then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition as is described in this clause (4) is expressly approved by resolution of the Board of Holding passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date Holding obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of Executive under this Agreement). Notwithstanding the preceding sentence, any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and any transaction of similar effect shall not constitute a Change in Control. In addition, a distribution of all or a portion of the business or assets of the Company to one or more of its direct or indirect owners, in respect of their direct or indirect equity interests in the Company and with the prior approval of the Board of Holding, shall not constitute a Change in Control.

                                (ii)    TERMINATION  OTHER THAN FOR GOOD REASON.
If the Executive terminates his employment other than for Good Reason, the Executive shall be paid: (i) his Base Compensation at the rate in effect at the time of termination, through the date of such termination of employment (the "TERMINATION DATE"); (ii) his Pro Rata Share of any Incentive Compensation to which he would have been entitled for the year in which such termination occurs;
(iii) any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) and any accrued vacation pay; and (iv) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company.

                        (c) NONEXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company. Except as otherwise expressly provided for in this Agreement, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company at or subsequent to the date of termination shall be payable in accordance with such plans or programs.

                        (d) VESTING OF STOCK GRANTS AND STOCK OPTIONS. In the event of any termination of this Agreement, Executive's rights with regard to any stock grants, loan agreements or stock options shall be as set forth in the respective agreement containing the terms and conditions pertaining thereto. Notwithstanding the foregoing, in the event that the Executive is terminated for reasons other than for "Cause" or in the event the Executive terminates this Agreement for "Good Reason", any stock options then held by the Executive shall immediately vest in the Executive and shall remain exercisable for the period specified in the grant agreement notwithstanding any provision therein to the contrary.

                        (e) DEATH BENEFIT. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of the Executive's death. In such event the Company shall continue to pay Executive's Base Compensation to his wife, if she survives him, or, if she does not survive him, to his estate, through the end of the twelfth month following the month in which such death occurs. In addition, the Company shall pay to Executive's wife, if she survives him, or, if she does not survive him, to his estate, the Pro Rata Share of any

Incentive Compensation to which Executive would have been entitled for the year in which such death occurs.

                        (f) TERMINATION PAYMENT. In the event Company does not elect to extend the Employment Term as provided for in Section 2 hereof, in consideration for the post-employment covenant against competition set forth in
Section 10(a) of this Agreement, the Executive shall be entitled to a lump-sum payment, on the last day of the Employment Term, equal to the product of twelve
(12) times the Monthly Salary Amount (the "TERMINATION PAYMENT"). Notwithstanding the foregoing, the Company may, in its sole discretion by notice to the Executive at least 90 days before the Termination Date, elect, in lieu of its obligation to make the Termination Payment, to relieve the Executive of the post-employment covenant against competition set forth in Section 10(a) of this Agreement, whereupon Section 10(a) shall be null and void effective as of the Termination Date.

                        (g) PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled under this
Section 8, including, without limitation, any economic equivalent of any benefit, shall be made as promptly as possible following the Termination Date. If the amount of any payment due to the Executive cannot be finally determined within 90 days after the Termination Date, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid ninety
(90) days after such Termination Date. As soon as practicable hereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.

                        (h) NO MITIGATION. The Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after termination of his employment.

                9. COMPANY PROPERTY. All confidential and proprietary information furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company. If the Company requests the return of such materials in connection with or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

                10.     COVENANT NOT TO COMPETE; OTHER COVENANTS.

                        (a) COVENANT AGAINST COMPETITION. The Executive acknowledges that, as of the date of execution of this Employment Agreement: (i) R&R is, directly and through its subsidiaries, engaged in the investment banking businesses of corporate finance and mergers and acquisitions as a broker-dealer (the "BUSINESS"); (ii) the Business is conducted currently by R&R and its subsidiaries throughout the United States, and may be expanded to other locations; (iii) his employment with Holding and R&R will have given him access to confidential information concerning the Business as so conducted; and (iv) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of Holding and R&R. Accordingly, the Executive covenants and agrees that, without the prior written consent of the Board of Holding, the Executive shall not during the Restricted Period and within the Restricted Area (each as defined below), except in the Executive's capacity as an officer of the Company or any of its affiliates: (A) engage or participate in the Business; (B) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person engaged in the Business; or (C) acquire an equity interest in any person engaged in the Business; provided, that the foregoing restrictions shall not apply at any time if the Executive's employment is terminated during the Term by the Executive for Good Reason (as defined above) or by the Company other than for "Cause"; provided, further, that during the Restricted Period the Executive may own, directly or indirectly, solely as a passive investment, securities of any company traded on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System. In addition, in the event that all or any portion of the business or assets of the Company are transferred to one or more business entities owned in whole or in part by one or more of the direct or indirect owners of the Company as a distribution in respect of their equity interests, this subsection 10(a) shall not prevent the Executive from being employed thereafter on a full or part-time basis by any such entity that continues such business or that uses such assets of the Company in its business.

                                As used herein,  "RESTRICTED  PERIOD" shall mean
the period commencing on the Commencement Date and ending on the first anniversary of the Executive's termination of employment; and "RESTRICTED AREA" shall mean any place within the United States and any other country in which the Company is conducting the Business at the time of Executive's termination.

                        (b)     CONFIDENTIAL        INFORMATION;        PERSONAL
RELATIONSHIPS. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during the Restricted Period and for a period thereafter ending on the third anniversary of the termination of employment of Executive, without the prior written consent of the Board of Holding, the Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company's Business including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Executive heretofore or hereafter (such information shall be referred to herein collectively as "CONFIDENTIAL INFORMATION"); provided, that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information (A) in the performance of his duties hereunder, (B) as required by applicable law,
(C) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company, or (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term Confidential Information shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general. Moreover, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Executive.

                        (c) EMPLOYEES OF THE COMPANY AND ITS AFFILIATES. During the Restricted Period, without the prior written consent of the Board of Holding, the Executive shall not, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any affiliate or successor thereof, any person who was employed by the Company and its affiliates or successors at any time within the six-month period ending on the date of termination of employment of the Executive, or encourage any such employee to leave his employment. For this purpose, any person whose employment has been terminated involuntarily by the Company shall be excluded from those persons protected by this Section for the benefit of the Company.

                        (d) BUSINESS RELATIONSHIPS. During the Restricted Period, the Executive shall not, directly or indirectly, request or advise a person that has a business relationship with the Company to curtail or cancel such person's business relationship with the Company.

                        (e) RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches, threatens to commit a breach of, any of the provisions contained in Section 10 of this Agreement (the "RESTRICTIVE COVENANTS"), the Company shall, in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity, have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                        (f) SEVERABILITY OF COVENANTS. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. The provisions set forth in Section 10 above shall be in addition to any other provisions of the business conduct and ethics policy applicable to employees of the Company and its subsidiaries during the term of Executive's employment.

                        (g) SAVINGS CLAUSE. If the period of time or the area specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable.

                11. EXECUTIVE'S REPRESENTATION AND WARRANTIES. Executive represents and warrants that he has the full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to perform his duties hereunder or which would conflict with the Company's business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as officer and employee by Executive will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which Executive is currently a party.

                12.     MISCELLANEOUS.

                        (a) INTEGRATION; AMENDMENT. This Agreement, including the Exhibits hereto and such other documents as are referred to herein or therein, constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

                        (b) SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                        (c) WAIVERS. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

                        (d) POWER AND AUTHORITY. The Company represents and warrants to the Executive that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

                        (e) BURDEN AND BENEFIT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. The rights and obligations of either party hereunder shall not be assignable except with the prior written consent of the other party. In addition to, and not in limitation of, anything contained in this Agreement, it is expressly understood and agreed that the Company's obligation to pay any compensation as set forth herein that is payable following a termination of employment shall survive any termination of this Agreement.

                        (f) GOVERNING LAW; HEADINGS. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                        (g) JURISDICTION. Except as otherwise provided for herein, each of the parties (i) submits to the nonexclusive jurisdiction of any state court sitting in New York, New York or federal court sitting in New York County in any action or proceeding arising out of or relating to this Agreement,
(ii) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and
(iv) waives any right such party may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 12(h). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

                        (h) NOTICES. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally, mailed through the United States Postal Service by registered or certified mail (return receipt requested), postage prepaid, or delivered by nationally recognized overnight courier service to the parties at their respective addresses as set forth on the first page of this Agreement (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof) as set forth on the first page of this Agreement, or to any other address or addresses as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this subsection 12(h) for the service of notices.

                                Any notice delivered to the party hereto to whom
it is addressed shall be deemed to have been given and received on the day it was delivered, if delivered personally or by overnight courier service; otherwise, on the third business day after it is mailed in the manner provided above.

                        (i) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; PROVIDED, HOWEVER, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                IN  WITNESS  WHEREOF,   the  parties  have  duly  executed  this
Agreement as of the date first above written.

                                       /s/ John J. Borer, III
                                       ----------------------------------------

                                       JOHN J. BORER, III


                                       RODMAN & RENSHAW HOLDING, LLC

                                       By:  /s/ Thomas Pinou
                                           -------------------------------------
                                           Thomas Pinou, Chief Financial Officer

                                       RODMAN & RENSHAW, LLC

                                       By: /s/ Thomas Pinou
                                           -------------------------------------
                                           Thomas Pinou, Chief Financial Officer

                              SUMMARY OF BONUS PLAN
                                    EXHIBIT A

                The Executive shall participate in a Bonus Plan to be adopted by the Company (the "PLAN") consistent with the terms summarized below. Capitalized terms used but not defined below have the meaning assigned to such terms in the Employment Agreement to which this summary is attached.

                a. The Participants in the Plan shall be Michael Vasinkevich, Edward Rubin, and John J. Borer, III (each a "PRINCIPAL" and collectively the "PRINCIPALS"). A Participant who ceases to be employed by the Company for any reason shall not be entitled to any payment under the Plan with respect to any fiscal year of the Company commencing after such termination of employment, but the Participant (or his estate or designated beneficiary) may receive a payment from the Plan with respect to the year of termination of the Participant's employment to the extent so provided herein or in his employment agreement with the Company.

                b. The aggregate amount payable pursuant to the Plan to the Principals for each fiscal year or portion thereof during the Employment Term of each Participant shall be determined by the Committee before the end of each fiscal year of the Company that commences on or after January 1, 2007. Such determination shall be made by the Committee based on the overall revenue and profits of the Company and the productivity of the Participants. The amount to be paid under this Plan for the fiscal year that commenced January 1, 2007, shall be determined by reference to the Company's and the Participant's performance for the entire year, and no incentive compensation in addition to that payable under the Plan shall be paid to the Participants for the two-month period that ended February 28, 2007.

                c.      Until the occurrence of a "Trigger  Event"  described in
Section 1.6(b)(ii) or Section 1.6(b)(iii) of the Senior Convertible Debentures issued by Holding pursuant to the Securities Purchase Agreement entered into contemporaneously with the Employment Agreement of which this Exhibit A constitutes a part (the "DEBENTURES AGREEMENT"), in no event will the sum of the amounts payable under the Plan to or in respect of all the Principals with respect to a fiscal year of the Company, together with the Base Compensation payable to the Principals under their employment agreements and (without duplication) the salary, bonuses, other current and deferred compensation and benefits (excluding any insurance premiums paid for key man life insurance for the benefit of the Company), and associated payroll taxes imposed on the Company, with respect to all employees of the Company and its subsidiaries, exceed 58% of the gross revenues of the Company and its subsidiaries as determined under United States Generally Accepted Accounting Principles as consistently applied and reflected on the consolidated financial statements of the Company (the "REVENUE-BASED CAP") for that period. To the extent the aggregate of the amounts paid under the Plan with respect to any fiscal year is less than the Revenue-Based Cap amount, the difference shall be added to the Revenue-Based Cap amount for subsequent fiscal years of the Company in determining the amounts that may be paid under the Plan with respect to such years. It is anticipated that, in general, the aggregate amounts paid annually under the Bonus Plan with respect to each fiscal year or portion thereof to which the Revenue-Based Cap is applicable will be approximately equal to the Revenue-Based Cap amount for such year or portion thereof, except insofar as the Board of Holding reasonably determines, in consultation with the Principals, that amounts are required to be set aside to provide for expansion of the business or businesses of the Company, for working capital, and to fund reserves for the payment of its obligations.

                d. The allocable share of each of the Principals of the aggregate amount to be paid under the Plan for each fiscal year shall be determined by the Committee before the end of each fiscal year, by reference to the individual productivity of the Principal during such year and his overall contribution to the profits and success of the Company during such period. The amount payable to each Participant under the Plan with respect to any fiscal year, to the extent not paid during that fiscal year, shall be paid on the 15th day of the third month following the end of the fiscal year. It is anticipated that amounts will be advanced to each Principal by the Company as compensation on a quarterly basis during the fiscal year, or at such other intervals as the Committee may determine to be appropriate, based on projections by such committee as to the aggregate amounts expected to be paid to or in respect of the Principals under this Plan for the fiscal year as further described in paragraph (e) below. If the aggregate amount advanced to or in respect of a Principal under the preceding sentence for a fiscal year of the Company exceeds the amount ultimately determined to be payable in respect of that Principal under the Plan for such year, the excess shall be refunded by the Principal (or his successor, executor or administrator, as the case may be) to the Company within 10 days after the Committee informs the Principal of such determination.

                e. In determining the amounts to be advanced to each Principal on an estimated basis during a fiscal year, the Committee is authorized to cause estimated payments to be made from time to time under the Plan equal in the aggregate to 90% of the payments under the Plan for the preceding fiscal year, as and when made to the Participants in such preceding fiscal year. If, however, a determination is made by the Committee, in consultation with the Principals, that the maximum amount payable under this Plan for a fiscal year is anticipated to be less than 90% of the amounts paid under the Plan for the preceding fiscal year, the amounts authorized to be advanced under this paragraph and the preceding paragraph (d) shall be limited to 90% of the projected payments under the Plan for the current fiscal year.

                f. It is anticipated that, following the occurrence of any "Trigger Event" described in Section 1.6(b)(ii) or Section 1.6(b)(iii) of the Debentures Agreement, the Principals and the Board of Holding will endeavor in good faith to agree upon an amendment to the Plan that, taking into account the evolving circumstances of the Company at the time of the Trigger Event, is expected to provide the Principals with the opportunity to receive incentive compensation, for fiscal years or portions thereof following the Trigger Event, that is no less favorable to the Principals than that which was provided to them under the provisions of the Plan, as summarized in paragraphs (a) through (e) above, for prior periods. The provisions of the Plan as set forth in the preceding paragraphs shall continue to apply until such an amendment is agreed upon by the parties and adopted by the Company.